EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MerchantOnline.com, Inc. (formerly Tarcyn Corp. (the "Company") of our report dated December 22, 1998 (except for Note 5 as to which the date is February 3, 1999) included in the Company's Report on Form 8-K filed on February 24, 1999.

          Millward & Co.

          Fort Lauderdale, FL 33309
          December 20, 1999